EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 No. 333-04583 and 333-97875 of our report dated June 17, 2015, relating to the financial statements and supplemental schedules of the Equifax Inc. 401(k) Plan which appear in this Form 11-K.

/s/ Smith & Howard

Atlanta, GA

June 17, 2015